UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2012

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 25, 2012, the Board of Directors of HomeTrust Bancshares, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock of the Company (“Common Share”) outstanding at the close of business on October 9, 2012 (the “Record Date”), and to become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (each as defined below).  The Rights will be issued pursuant to a Tax Benefits Preservation Plan, dated as of September 25, 2012 (the “Plan”), between the Company and Registrar and Transfer Company, as rights agent (the “Rights Agent”).  Each Right represents the right to purchase, upon the terms and subject to the conditions set forth in the Plan, 1/1,000th of a share of Junior Participating Preferred Stock, Series A, par value $0.01 per share (“Preferred Share”), for $16.14 (the “Purchase Price”), subject to adjustment as provided in the Plan.

The purpose of the Plan is to protect the Company’s ability to use certain tax assets, including net operating loss carryforwards (the “Tax Benefits”), to offset future taxable income.  The Company’s use of the Tax Benefits in the future would be substantially limited if it experiences an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).  In general, an ownership change will occur if the Company’s “5-percent shareholders,” as defined in Section 382 of the Code, collectively increase their ownership in the Company by more than 50 percentage points over a rolling three-year period.

The Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person from becoming a beneficial owner of 4.99% or more of the then outstanding Common Shares (a “Threshold Holder”).  There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.  A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount equal to the fair market value of the corporation’s outstanding stock immediately prior to the ownership change, multiplied by the long-term tax-exempt rate.  Although the Plan is now in effect, the Company intends to seek shareholder approval of the Plan at its first annual meeting of shareholders in order to extend the term of the Plan to up to September 25, 2015, as indicated below in the definition of “Expiration Date.”

Prior to the Distribution Date, the Rights will be evidenced by, and trade with, the Common Shares and will not be exercisable.  The Rights will separate from the Common Shares and become exercisable following the earlier of (i) the close of business on the 10th business day after the date (the “Shares Acquisition Date”) of the first public announcement by the Company or an Acquiring Person (as defined below) indicating that an Acquiring Person has become such and (ii) the close of business on the 10th business day (or such later day as may be designated by the Company’s Board of Directors prior to a Shares Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person (such earlier date, the “Distribution Date”).  After the Distribution Date, the Company will cause the Rights Agent to mail rights certificates to holders of the Common Shares and the Rights will trade independently of the Common Shares.

Once the Shares Acquisition Date has occurred, each Right (other than Rights beneficially owned by the Acquiring Person and its affiliates and certain of their transferees) will generally entitle the holder to purchase, at a price equal to the then current Purchase Price multiplied by the number of 1/1,000ths of a Preferred Share for which a Right is then exercisable, in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (i) multiplying the then current Purchase Price by the number of 1/1,000ths of a Preferred Share for which a Right is then exercisable and dividing that product by (ii) 50% of the then-current per share market price of the Common Shares on the date of the occurrence of such event.

An “Acquiring Person” means any person who or which, together with its affiliates, beneficially owns 4.99% or more of the Common Shares (or any other securities of the Company then outstanding that would be treated as “stock” under Section 382 of Code), other than (i) the U.S. Government; (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company; (iii) any person or entity who or which, together with its affiliates, was on the Record Date, the beneficial owner of 4.99% or more of the Common Shares, unless that person or entity subsequently increases their beneficial ownership percentage (other than as a result of any stock dividend, stock split or similar transaction or stock repurchase by the Company); (iv) any person or entity who or which the Company’s Board of Directors determines, in its sole discretion, has inadvertently become a 4.99% or greater shareholder so long as such person or entity promptly divests sufficient shares to no longer be a 4.99% or greater shareholder; (v) any person or entity who or which has become the beneficial owner of 4.99% or more of the Common Shares as a result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increased the proportionate number of shares beneficially owned by that person or entity, provided that the person or entity does not acquire any additional shares other than as a result of any stock dividend, stock split or similar transaction; and (vi) any person or entity who or which has become a 4.99% or greater shareholder if the Company’s Board of Directors in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits.

At any time after the Shares Acquisition Date, the Company’s Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights (other than Rights beneficially owned by the Acquiring Person and its affiliates and certain of their transferees) for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustments and limitations described in the Plan.

The Company’s Board of Directors may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 per Right at any time prior to the Distribution Date.

The Rights will expire on the earliest of the following (the “Expiration Date”): (i) September 25, 2015; (ii) the time at which all Rights have been redeemed by the Company; (iii) the time at which all Rights have been exchanged by the Company; (iv) such time as the Company’s Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of the Tax Benefits; (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders; and (vi) the close of business on September 25, 2013, unless the Plan is approved by the Company’s shareholders at a meeting of shareholders duly held prior to such date.

The Company may from time to time before the Distribution Date supplement or amend the Plan without the approval of any holders of Rights.  After the Distribution Date, the Plan may not be amended in any manner that would adversely affect the interests of the holders of the Rights.

A Rights holder has none of the rights of a shareholder of the Company, including the right to vote and to receive dividends.  The Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights.

The above summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03  Material Modifications to Rights of Security Holders

The information set forth under Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Plan referenced in Item 1.01 above, the Company filed articles supplementary to the Company’s charter with the Maryland Department of Assessments and Taxation for the purpose of fixing the designations, preferences, limitations and relative rights of the Preferred Shares.  A copy of the articles supplementary is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On September 25, 2012, the Company issued a press release announcing the Plan.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1	Articles supplementary to the Company’s charter relating to the Junior Participating Preferred Stock, Series A

4.1	Tax Benefits Preservation Plan, dated as of September 25, 2012, between the Company and Registrar and Transfer Company, as rights agent

99.1	Press release dated September 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: September 25, 2012	By:	/s/ Dana L. Stonestreet
Dana L. Stonestreet
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles supplementary to the Company’s charter relating to the Junior Participating Preferred Stock, Series A

4.1	Tax Benefits Preservation Plan, dated as of September 25, 2012, between the Company and Registrar and Transfer Company, as rights agent

99.1	Press release dated September 25, 2012